Exhibit 32

CERTIFICATION OF PERIODIC REPORT I, Robert Waters, President and Chief Executive Officer of Avalon Gold Corporation, a Nevada Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C.
Section 1350, that: (1) the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Dated: March 30, 2004

/s/ Robert Waters
-----------------
Robert Waters
President and Chief Executive Officer


CERTIFICATION OF PERIODIC REPORT I, Robert Klein, Secretary, Treasurer, and the Chief Financial Officer of Avalon Gold Corporation, a Nevada Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that: (1) the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Dated: March 30, 2004


/s/ Robert Klein
----------------
Robert Klein
Secretary, Treasurer and Chief Financial Officer